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EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form SB-2, amendment No. 8, of our report dated June 11, 2003, relating to the financial statements of Express Systems Corporation for the year ended March 31, 2003 and the period from inception (July 9, 1998) through March 31, 2003, and to the reference to our Firm under the captions “Selected Financial Data” and “Experts” in the Prospectus.

/s/ SPICER JEFFRIES LLP

Greenwood Village, Colorado
December 21, 2004